UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 14, 2026, RE/MAX Holdings, Inc. (the “Company”) held a virtual special meeting of stockholders (the “Meeting”). At the Meeting, stockholders voted on the matters described in the joint proxy statement/prospectus and management information circular filed with the U.S. Securities and Exchange Commission on July 9, 2026, as supplemented on August 6, 2026, (together, the “Proxy Statement”).

As of the record date for the Special Meeting, there were 21,317,742 shares of Class A common stock of the Company (“Class A Common Stock”) and one share of Class B common stock of the Company (“Class B Common Stock”) outstanding and entitled to vote at the Meeting. At the Meeting, a total of 14,325,635 shares of Class A Common Stock and one share of Class B Common Stock, representing approximately 79.36% of the voting power of the outstanding shares entitled to vote at the Meeting, were present in person or represented by proxy at the Meeting, constituting a quorum to conduct business.

The following is a summary of the matters voted upon at the Meeting and the final voting results for each such matter :

Proposal 1: A proposal to approve the issuance of shares of Class A common stock of the Company to stockholders of RIHI, Inc. (“RIHI”) pursuant to the Agreement and Plan of Merger by and among the Company, RIHI, Rhino Merger Sub I, Inc., and Rhino Merger Sub II, LLC.

The Company's stockholders approved Proposal 1, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
26,660,357	169,623	55,255	—

Proposal 2: A proposal to adopt the Arrangement Agreement and Plan of Merger by and among the Company, The Real Brokerage Inc. (“Real”), Rome Wildlife, Inc., Wildlife Acquisition I Corp., Wildlife Acquisition II LLC and 1587802 B.C. Unlimited Liability Company (as may be amended, modified, supplemented or waived from time to time, the “Merger Agreement”).

The Company's stockholders approved Proposal 2, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
26,681,107	149,866	54,262	—

Proposal 3: A proposal to approve, by advisory, nonbinding vote, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement and the agreements and understandings pursuant to which such compensation may be paid or become payable.

The Company’s stockholders approved, on an advisory, nonbinding basis, Proposal 3, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
26,167,320	654,339	63,576	—

Proposal 4: A proposal to approve adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 1 or Proposal 2.

The Company's stockholders approved Proposal 4, though approval was not necessary in light of the approval of Proposals 1 and 2, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
26,175,741	598,699	110,795	—

No other matters were considered and voted on by the Company’s stockholders at the Meeting.

Item 7.01. Regulation FD Disclosure.

On August 14, 2026, the Company and Real issued a joint press release announcing the votes cast at the Meeting and the Real special meeting, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing. The Company does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Joint Press Release of RE/MAX Holdings, Inc. and The Real Brokerage, Inc., dated August 14, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: August 14, 2026	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer